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                                                                EXHIBIT (d)(iii)

                             SHAREHOLDERS' AGREEMENT

         This SHAREHOLDERS' AGREEMENT is dated as of January 10, 2002, among U.S. RealTel, Inc., a Delaware corporation ("Parent"), Cypress Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and certain stockholders of Cypress Communications, Inc., a Delaware corporation (the "Company"), who are listed on and execute the signature pages attached hereto (each a "Stockholder" and, collectively, the "Stockholders"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Merger Agreement (as defined below).

                                 R E C I T A L S

         WHEREAS, Parent, Purchaser and the Company propose to enter into an Agreement and Plan of Merger (as the same may be amended or supplemented, the "Merger Agreement") providing for, among other things: (i) the making of a cash tender offer (as such offer may be amended from time to time as permitted under the Merger Agreement, the "Offer") by Purchaser for all the outstanding shares (the "Shares") of common stock, par value $.001 per share, of the Company (the "Common Stock") and (ii) the merger of Purchaser with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

         WHEREAS, each Stockholder is the record owner of the number of shares of Common Stock set forth on his, her or its signature page attached hereto, or has been granted voting and investment power by the holder or holders thereof with respect to such Shares (such shares of Common Stock, being collectively referred to herein as the "Subject Shares" of such Stockholder);

         WHEREAS, collectively the Subject Shares of the Stockholders represent 11% of the Shares; and

         WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Purchaser have requested that each Stockholder enter into this Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, to induce Parent and Purchaser to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

         1.       Grant of Option to Purchaser.

                  (a) Each Stockholder, severally, and not jointly, hereby grants to Purchaser an irrevocable option to purchase all, but not less than all, of such Stockholders' Subject Shares prior to the termination of the Merger Agreement in accordance with its terms, on the terms and subject to the conditions set forth herein (collectively, with respect to all the Stockholders' Subject Shares, the "Purchaser Option"), which Purchaser Option shall attach to each Stockholder's Subject Shares and be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors or as a result of any divorce.

                  (b) The Purchase Option (i) shall become exercisable, in whole but not in part, for all Subject Shares (less any such Shares which Purchaser has accepted for payment or paid for in the Offer) immediately after the expiration of the Offer (or, if for any reasons later, immediately after the expiration of the period, including any extensions thereof, during which Shares tendered pursuant to the Offer may by the terms of the Offer be accepted or rejected pursuant to an extension of the Offer in accordance with Section 1.1(b) of the Merger Agreement ("Extended Offer Period")) if, but only if, Purchaser has accepted for payment all Shares tendered and not withdrawn in the Offer and
(ii) shall remain exercisable for a period until the first to occur of (a) the date that is five (5) business days prior to the Closing or (b) the expiration of one hundred twenty (120) days after the first such date on which the Purchase Option becomes exercisable pursuant to clause (i) of this sentence. If the Purchase Option does not become exercisable due to (a) the termination or withdrawal of the Offer prior to its initial expiration date (or the expiration of an Extended Offer Period) or (b) the failure of Purchaser to accept for payment all Shares tendered and not withdrawn in the Offer, it shall be deemed to have expired. If Purchaser wishes to exercise the Purchaser Option, Purchaser shall send a written notice to each Stockholder of its election to exercise the Purchaser Option, at any time prior to the expiration thereof, which exercise shall be subject to the fulfillment of the conditions specified in Section 1(e) hereof. The place and date of the closing of the Purchaser Option ("Purchaser Option Closing") shall be the same as the Closing and the time of the Purchaser Option Closing shall be immediately prior to the Closing.

                  (c) At the Purchaser Option Closing each Stockholder shall deliver to Purchaser all of such Stockholder's Subject Shares by delivery of a certificate or certificates evidencing such Shares duly endorsed to Purchaser or accompanied by stock powers duly executed in favor of Purchaser, with all necessary stock transfer stamps affixed.

                  (d) At the Purchaser Option Closing, Purchaser shall pay to the Stockholders, by wire transfer in immediately available funds to the account of each such Stockholder specified in writing no more than one business day prior to the Purchaser Option Closing, an amount equal to the product of the Offer Price times the number of shares purchased pursuant to the exercise of the Purchaser Option.

                  (e) At the time the Purchaser Option is exercised and at the time of the Purchaser Option Closing, no court, arbitrator, or governmental body or agency or official shall have issued any order, decree or ruling (which has not been stayed or suspended pending appeal) and there shall not be any effective statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the purchase and sale of the Shares pursuant to the exercise of the Purchaser Option.

                  (f) Purchaser and Parent hereby represent, warrant and agree with each Stockholder as follows:

                           (i) Any Subject Shares purchased pursuant to the Purchaser Option ("Purchased Option Shares") will be purchased for investment for the account of Purchaser and without the intent of participating directly or indirectly in a distribution of such securities in violation of applicable securities laws.

                           (ii) Purchaser and Parent acknowledge and agree that the Subject Shares will or may constitute "restricted securities" under the federal securities laws and will or may be sold or transferred in reliance upon exemption(s) from registration contained in the Securities Act of 1933 or rules and regulations promulgated thereunder (the "Securities Act"), that such Shares will or may also be sold in reliance upon the exemptions from registration contained in the securities laws of the State of Delaware or other jurisdictions to the extent applicable (the "State Acts"), and that the transfer of such Shares may be restricted or limited as a condition to the availability of such exemptions. Purchaser and


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

                  Parent further acknowledge and agree that (i) any Purchased Option Shares may be offered for sale, sold or transferred by Purchaser only if there is a registration statement under the Securities Act in effect with respect to such securities and pursuant to registration under any applicable State Acts covering such Shares; or in the absence of such registration, only in compliance with applicable exemptions from registration under the Securities Act or under any applicable State Acts, (ii) the certificates evidencing any Purchased Option Shares delivered hereunder may include restrictive legends as deemed necessary by the Company or the Stockholder transferring the same to comply with federal and state securities laws and (iii) Purchaser and Parent have obtained and prior to any exercise of the Purchaser Option will have obtained from the Company all such information of or relating to the Company and its Shares as they deem necessary or appropriate, have made and will prior to any such exercise will have made their own inquiry and analysis with respect thereto, and, except as expressly set forth in Section 4 hereof, no Stockholder makes any representation or warranty of any kind or nature to Parent or Purchaser with respect to the Company or any Purchased Option Shares.

                           (iii) Purchaser and Parent are each an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

         2.       Agreement to Tender.

                  (a) Each Stockholder hereby agrees severally (and not jointly) to accept the Offer with respect to all of the Subject Shares of the Stockholder and to tender (or cause the record owner of such Shares to tender) all of his, her or its Subject Shares into the Offer. Such tender shall be made within 10 business days following the date of commencement of the Offer and shall not be withdrawn for so long as this Agreement remains in effect. Subject to Section 10 below, the obligation of any Stockholder to tender and not withdraw his, her or its Subject Shares is conditioned only upon lawful commencement of the Offer in accordance with the Merger Agreement and otherwise is unconditional.

                  (b) Notwithstanding the foregoing, no Stockholder shall be required to tender his, her or its Subject Shares, to not withdraw his, her or its Subject Shares or otherwise to sell his, her or its Subject Shares in accordance with the terms of this Agreement in the event that, without the prior written consent of such Stockholder, any of the following has occurred: (i) a decrease in the Offer Price or change in the form of consideration payable in the Offer, (ii) a decrease in the number of Shares sought in the Offer, (iii) an amendment or waiver of the Minimum Condition that reduces the Minimum Condition to below a majority of the Shares on a fully diluted basis (after giving effect to the conversion or exercise of all outstanding options, warrants and other rights and securities exercisable or convertible into Shares, whether or not exercised or converted at the time of determination), (iv) the imposition of additional conditions to the Offer or amendment to any condition to the Offer that is adverse in any material respect to the holders of the Shares, (v) an amendment of any other term of the Offer in any manner adverse in any material respect to the holders of Shares or (vi) an extension of the expiration date of the Offer which requires the consent of the Company under the Merger Agreement.

                  (c) Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or under any provision of state, local or foreign tax law.

                  (d) Each of the Stockholders hereby permits Parent and Purchaser to publish and disclose in the Offer Documents his, her or its identity and ownership of Subject Shares and the nature of his, her or its commitments, arrangements and understandings under this Agreement.

         3. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent and Purchaser as of the date hereof, in respect of himself, herself or itself as follows:

                  (a) Authority. Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Stockholder, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent and Purchaser, constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar law affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (b) No Conflicts. Except for (i) the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act") and (ii) the applicable requirements of state securities laws, takeover laws or Blue Sky laws, the execution and delivery of this Agreement do not, and the consummation by such Stockholder of the transactions contemplated hereby and compliance with the terms hereof by such Stockholder will not, (A) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any lien upon any of the properties or assets of such Stockholder under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, or instrument, applicable to such Stockholder or to the property or assets of such Stockholder or (B) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of the properties or assets of such Stockholder, including the Subject Shares, except for such conflicts, violations, breaches, defaults or other occurrences which, individually or the aggregate, have not had and would not reasonably be expected to prevent or materially delay the ability of the Stockholder to perform its obligations under this Agreement (a "Stockholder Material Adverse Effect").

                  (c) No Consents. The execution and delivery of this Agreement by such Stockholder does not, and neither the performance of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby by such Stockholder will, require any consent, approval, authorization, order or permit of, or filing with or notification to, any federal, state, local or foreign government or any court of competent jurisdiction, or other governmental, administrative or regulatory authority, commission or agency, domestic or foreign (each a "Governmental Entity"), except for (i) the applicable requirements of the Exchange Act and the Securities Act,
(ii) the applicable requirements of state securities laws, takeover laws or Blue Sky laws, and (iii) such other consents, approvals, authorizations or permits, filings or notifications, not obtained or made prior to the date hereof, the failure of which to be obtained or made have not had and would not reasonably be expected to have, individually or in the aggregate, a Stockholder Material Adverse Effect. If such Stockholder is married and the Subject Shares of such Stockholder constitute community property or otherwise require spousal or other approval to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and, assuming due authorization, execution and delivery by Parent and Purchaser and the Stockholder, constitutes a valid and binding agreement of, such Stockholder's spouse enforceable against such spouse in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar law affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No trust of which such Stockholder is a trustee requires


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

the consent of any beneficiary to the execution and delivery of this Agreement or to be the consummation of the transactions contemplated hereby.

                  (d) The Subject Shares. Such Stockholder is the record and beneficial owner of, or is the trustee that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and valid title to, or has been granted voting and investment power by the holder or holders thereof with respect to, the Subject Shares set forth on his, her or its signature page attached hereto, free and clear of any claims, liens, encumbrances, security interests, options, charges and restrictions of any kind (other than restrictions pursuant to this agreement or applicable securities laws or such claims, liens, encumbrances, security interests, options, charges and restrictions otherwise disclosed on such Stockholder's signature page hereto). Except as otherwise set forth on his, her or its signature page attached hereto, such Stockholder has or has been granted the sole right to vote such Subject Shares.

                  (e) No Brokers. There is no investment banker, broker, finder or other intermediary (other than legal and accounting advisors) which have been retained by or is authorized to act on behalf of a Stockholder who might be entitled to any fee or commission from the Stockholder or any of his, her or its affiliates (which for purposes of this Agreement shall not include the Company) upon consummation of the transactions contemplated by this Agreement.

         4. Representations and Warranties of Parent and Purchaser. Parent and Purchaser hereby, jointly and severally, represent and warrant to each of the Stockholders as of the date hereof as follows:

                  (a) Authority. Parent and Purchaser have all necessary power and authority to execute and deliver the Merger Agreement and this Agreement and to consummate the transactions contemplated thereby and hereby. The execution and delivery of the Merger Agreement and this Agreement by each of Parent and Purchaser, and the consummation of the transactions contemplated thereby and hereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of each of Parent and Purchaser are necessary to authorize this Agreement, the Merger Agreement or to consummate the transactions contemplated hereby or thereby (other than with respect to the Merger, the filing of the appropriate merger documents with the Secretary of State of the State of Delaware as required by the Delaware General Corporation Law ("DGCL")). The Merger Agreement and this Agreement each has been duly and validly executed and delivered by Parent and Purchaser and approved by Parent as the sole stockholder of Purchaser, and, assuming due authorization, execution and delivery by the Company and each Stockholder, respectively, constitutes a legal, valid and binding obligation of Parent and Purchaser enforceable against Parent and Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar law affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (b) No Conflicts. The execution and delivery of the Merger Agreement and this Agreement by Parent and Purchaser do not, and the consummation of the Offer, the Merger and the other Transactions (including this Agreement) and compliance with the terms thereof and hereof will not, (i) conflict with or violate the certificate of incorporation or by-laws or equivalent organizational documents of Parent or Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any subsidiary of Parent (each, a "Parent Subsidiary") or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary or any property or asset of Parent or any Parent Subsidiary is bound or affected, except for (A) the applicable requirements of the Exchange Act and the Securities Act, (B) the applicable requirements of state securities laws, takeover laws or Blue Sky laws and (C) in the case of clauses (ii) and (iii) above, except for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, have not had and would not reasonably be expected to prevent or materially delay the ability of the Purchaser or Parent to perform their obligations under this Agreement (a "Parent Material Adverse Effect").

                  (c) No Consents. The execution and delivery of the Merger Agreement and this Agreement by Parent and Purchaser do not, and neither the performance of the Merger Agreement and this Agreement by Parent and Purchaser nor the consummation of the Transactions by the Company will, require any consent, approval, authorization, order or permit of, or filing with or notification to, any Governmental Entity, except for (i) applicable requirements of the Exchange Act and the Securities Act, (ii) filing of appropriate merger documents with the Secretary of State of the State of Delaware as required by the DGCL, (iii) the applicable requirements of state securities laws, takeover laws or Blue Sky laws and (iv) such other consents, approvals, authorizations or permits, filings or notifications, not obtained or made prior to consummation of the transactions contemplated hereby, the failure of which to be obtained or made would not prevent or delay consummation of the transactions contemplated hereby, or otherwise prevent Parent or Purchaser from performing its obligations under the Merger Agreement or this Agreement in any material respect, and which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

                  (d) No Brokers. There is no investment banker, broker, finder or other intermediary (other than legal and accounting advisors) which have been retained by or is authorized to act on behalf of Parent or any of its subsidiaries (or any director or officer thereof) who might be entitled to any fee or commission from Parent, Purchaser or any of their respective assignees upon consummation of the transactions contemplated by this Agreement.

         5. Covenants of Each Stockholder. Each Stockholder hereby, severally and not jointly, covenants and agrees as follows:

                  (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, in each case after such time as Purchaser has purchased the Subject Shares of each Stockholder hereunder, and only if the record date for any such vote precedes the date of the sale of such Subject Shares to Purchaser, each Stockholder shall vote (or cause to be voted) the Subject Shares of such Stockholder, including by executing a written consent solicitation if requested by Parent or Purchaser, in respect of which such Stockholder then has or exercises voting control in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

                  (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which such Stockholder's votes, consents or other approvals are sought, such Stockholder shall vote (or cause to be voted) the Subject Shares of such Stockholder in respect of which such Stockholder then has or exercises voting control against
(i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, business combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (in each case except as contemplated by the Merger Agreement, including by the Interim Business Plan) or any other Acquisition Proposal and
(ii) any amendment of the Company's certificate of

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incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would be reasonably likely to impede, frustrate, prevent, delay or nullify the Offer, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of common stock or other voting securities of the Company. The Stockholder further agrees not to commit or agree to take any action or enter into any agreement inconsistent with the foregoing.

                  (c) Such Stockholder shall not (i) sell, transfer, give, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any or all of the Subject Shares of such Stockholder or any interest therein or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, the Subject Shares to any person other than Parent, Purchaser or another permitted purchaser pursuant to the terms of the Merger Agreement or otherwise to Purchaser in accordance with Sections 1 or 2 (other than any Transfer pursuant to the laws of descent or distribution) or (ii) enter into any other voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Subject Shares. Such Stockholder shall not commit or agree to take any of the foregoing actions.

                  (d) Such Stockholder hereby consents to and approves the actions taken by the Board of Directors of the Company in approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement for purposes of ensuring that any restrictions on business combinations set forth in the DGCL and applicable to the Company and/or in the Bylaws of the Company do not, and will not, apply to this Agreement, the Merger Agreement or the transactions contemplated thereby. Such Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under the DGCL in connection with the Merger.

         6.       Grant of Irrevocable Proxy; Appointment of Proxy.

                  (a) Each Stockholder hereby irrevocably and severally grants to, and appoints, Parent and Purchaser and Charles McNamee and Greg McGraw, or any of them, in their respective capacities as officers of Purchaser, and any individual who shall hereafter succeed to any such office of Purchaser, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, in each case solely as and to the extent set forth in Section 5(a) and 5(b) hereof; provided, however, that without limiting the foregoing, no person acting as proxy and attorney-in-fact thereunder shall have the right (and such proxy shall not confer the right) to vote or act against the Merger, or to vote or act to reduce the Offer Price or otherwise modify or amend the Merger Agreement to reduce the rights or benefits of the Company or any stockholders of the Company (including each Stockholder) under the Offer or the Merger Agreement or to reduce the obligations of Parent or Purchaser thereunder.

                  (b) Each Stockholder severally represents that any proxies heretofore given in respect of such Stockholder's Subject Shares are not irrevocable or if irrevocable, that the valid consent to the revocation of such proxies from the party or parties to whom such proxies were heretofore granted will be obtained, and that any such proxies are hereby revoked to the extent necessary to effect the transactions contemplated by Sections 1, 2, 5 and 6 hereof. Each Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

                  (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 6 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the obligations of such Stockholder under Section 5(a) and

5(b) hereof. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the DGCL. Such irrevocable proxy shall be valid until the earlier to occur of
(i) eleven months from the date hereof and (ii) the termination of this Agreement pursuant to Section 10. Notwithstanding anything in this Agreement to the contrary, the proxy granted pursuant to this Section 6 shall irrevocably cease and shall be of no further force or effect upon (i) any material breach by Parent or Purchaser of their obligations under Section 1.1 of the Merger Agreement or (ii) any material violation by Parent or Purchaser of any of the terms of this Agreement.

         7. Further Assurances. Upon the terms and subject to the conditions set forth in this Agreement, each of Parent and Purchaser agrees to comply with its obligations under the Merger Agreement and each of the parties agrees to use all reasonable best efforts to consummate and make effective the other transactions contemplated by this Agreement. The foregoing provisions of this Section shall not, however, prohibit an individual Stockholder, or any partner, stockholder, officer, director, employee, affiliate or Representative of a Stockholder that is a legal entity, who is a director or officer of the Company from performing his or her legally required fiduciary duties as a director or officer of the Company as permitted or required under the Merger Agreement. Parent shall cause Purchaser to consummate the transactions contemplated hereby on the terms and subject to the conditions set forth in this Agreement.

         8. Certain Events. Each Stockholder agrees that all of the Stockholder's obligations hereunder shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Stock or the acquisition of additional shares of Common Stock or other securities of the Company by any Stockholder in respect to the Subject Shares, the number of Subject Shares listed on the Stockholders' signature page and the purchase price for the Subject Shares pursuant to the Purchase Option shall be adjusted appropriately. This Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or other securities of the Company issued to or acquired by such Stockholder in respect to the Subject Shares.

         9. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that (i) Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any U.S. subsidiary of Parent that may be substituted for Purchaser in accordance with the terms of the Merger Agreement so long as such subsidiary assumes all obligations of Purchaser and Purchaser remains liable for all such obligations, and (ii) Parent may assign, in its sole discretion, any and all of its rights, interests and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent that assumes all of Parent's obligations hereunder, provided that Parent will remain liable for its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         10. Termination. This Agreement shall terminate automatically and without further action of any party, upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with the terms of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of the exercise of the Purchase Option, or (iv) the acceptance for payment of all the Subject Shares pursuant to the Offer. In addition, this Agreement may be terminated by any Stockholder with respect to such Stockholder if Parent or Purchaser shall have failed to comply in any material respect with its obligations under Section 1.1 of the Merger Agreement. Notwithstanding the foregoing, Sections 9, 10, 11, 12, 13,

14 and 15 hereof shall survive any termination of this Agreement. No termination of this Agreement shall relieve any party from liability for breach of this Agreement or failure by such party to perform its obligations hereunder.

         11. Effectiveness. This Agreement shall be effective upon the execution of the Merger Agreement by all parties thereto.

         12. Several Obligations. Notwithstanding any other provision hereof, each Stockholder's obligations hereunder are several, and not joint and several. Upon execution hereof by Parent, Purchaser and any Stockholder, this Agreement shall be binding upon and inure to the benefit of Parent, Purchaser and each such Stockholder, regardless of the failure of any other party listed on the signature page hereto to execute this Agreement.

         13.      General Provisions.

                  (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                  (b) Notice. All notices, requests and other communications to any party hereunder shall be in writing, including facsimile, or similar writing, and shall be deemed given if delivered to Parent and Purchaser at the address or telecopier number set forth in Section 9.3 of the Merger Agreement and to the Stockholder at its address or telecopier number set forth on Schedule A attached hereto (or at such other address or telecopier number for a party as shall be specified by like notice). Each such notice, request or other communication shall be effective (i) if given by facsimile and received at or prior to 5:00 p.m. local time on a business day, upon confirmation of receipt, and if given by facsimile and received at any other time, upon the next business day or (ii) if given by any other means, when delivered at the address specified in this Section 13(b).

                  (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  (d) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

                  (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior representations, warranties, negotiations, agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  (f) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                  (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  (h) Survival of Representations, Warranties and Covenants. The representations and warranties contained herein shall not survive the Effective Time. Unless otherwise provided for herein, the covenants and agreements contained herein shall not survive the Effective Time or the termination of this Agreement.

         14. Confidentiality; Public Announcements. Each Stockholder recognizes that successful consummation of the transactions contemplated by this Agreement (including the Offer and the Merger) may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof each Stockholder hereby agrees not to issue any press release or make any other public statement or disclose or discuss such matters with anyone not a party to this Agreement (other than such Stockholder's, partners, shareholders, investors, officers, directors, employees, affiliates and Representatives, if any, and the Company and its officers, directors, employees and Representatives, in each case who are aware of or need to be consulted with respect to such matters) without the prior written consent of Parent and the Company, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or as required by law or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system, in which case the party making such release will use reasonable efforts to obtain comments from the other party before issuance of such release or statement.

         15. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his, her or its capacity as the record holder and beneficial owner of such Stockholder's Subject Shares, or as a representative granted voting and investment power by the holder or holders thereof with respect to such Subject Shares, and nothing herein shall limit or affect any actions taken by such Stockholder or any partner, stockholder, investor, officer, director, employee, affiliate or Representative of such Stockholder in such Stockholder's or such person's capacity as an officer or director of the Company. This Section 15 shall survive termination of this Agreement. For further certainty, nothing contained in this Agreement shall affect any Stockholder's rights, titles, interests, powers or privileges with respect to any Shares held beneficially or of record by such Stockholder except that number of such Shares constituting such Stockholder's Subject Shares, and it is acknowledged that one or all of the Stockholders own Shares in addition to their Subject Shares.

         IN WITNESS WHEREOF, Parent, Purchaser and each Stockholder listed on the attached signature pages have caused this Agreement to be duly executed and delivered as of the date first written above.

                                       U.S. REALTEL, INC.



                                       By: /s/ Perry H. Ruda
                                          -------------------------------------
                                       Name: Perry H. Ruda
                                       Title: Chief Executive Officer

                                       CYPRESS MERGER SUB, INC.



                                       By: /s/ Charles B. McNamee
                                          -------------------------------------
                                       Name: Charles B. McNamee
                                       Title: President

                 [Signatures of Stockholders on following pages]

                    SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT

                                       Name of Stockholder:

                                       CENTENNIAL FUND V, L.P.
                                       By: Centennial Holdings V, L.P.
                                           Its: General Partner



                                           By: /s/ Jeffrey H. Schutz
                                              ---------------------------------
                                              Jeffrey H. Schutz
                                              Its: General Partner

                                       Number of Subject Shares owned as of
                                       January 10, 2002 and subject to the
                                       Stockholders' Agreement:

                                       232,660 shares of Common Stock

                                       Notice Address:

                                       1428 15th Street
                                       Denver, Colorado 80202

                                       With a copy to:
                                       Carol B. Coates, General Counsel
                                       Centennial Ventures
                                       1428 Fifteenth Street
                                       Denver, CO 80202

                    SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT

                                       Name of Stockholder:

                                       CENTENNIAL ENTREPRENEURS FUND V, L.P.

                                       By: Centennial Holdings V, L.P.
                                           Its: General Partner



                                           By: /s/ Jeffrey H. Schutz
                                              ---------------------------------
                                              Jeffrey H. Schutz
                                              Its: General Partner

                                       Number of Subject Shares owned as of
                                       January 10, 2002 and subject to the
                                       Stockholders' Agreement:

                                       5,870 shares of Common Stock

                                       Notice Address:

                                       1428 15th Street
                                       Denver, Colorado 80202

                                       With a copy to:
                                       Carol B. Coates, General Counsel
                                       Centennial Ventures
                                       1428 Fifteenth Street
                                       Denver, CO 80202

                    SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT

                                       Name of Stockholder:

                                       CENTENNIAL HOLDINGS I, LLC



                                       By: /s/ Jeffrey H. Schutz
                                          -------------------------------------
                                          Jeffrey H. Schutz
                                          Its: Managing Director

                                       Number of Subject Shares owned as of
                                       January 10, 2002 and subject to the
                                       Stockholders' Agreement:

                                       2,773 shares of Common Stock

                                       Notice Address:

                                       1428 15th Street
                                       Denver, Colorado 80202

                                       With a copy to:
                                       Carol B. Coates, General Counsel
                                       Centennial Ventures
                                       1428 Fifteenth Street
                                       Denver, CO 80202

                    SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT

                                       Name of Stockholder:

                                       W. FRANK BLOUNT



                                       /s/ W. Frank Blount
                                       ----------------------------------------

                                       Number of Subject Shares owned as of
                                       January 10, 2002 and subject to the
                                       Stockholders' Agreement:

                                       28,865 shares of Common Stock

                                       Notice Address:

                                       1040 Stovall Boulevard, NE
                                       Atlanta, Georgia 30319

                                       With a copy to:

                                       ----------------------------------------

                                       ----------------------------------------

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                                       ----------------------------------------

                                       ----------------------------------------

                    SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT

                                       Name of Stockholder:

                                       R. STANLEY ALLEN



                                       /s/ R. Stanley Allen
                                       ----------------------------------------

                                       Number of Subject Shares owned as of
                                       January 10, 2002 and subject to the
                                       Stockholders' Agreement:

                                       19,944 shares of Common Stock

                                       Notice Address:
                                       4450 River Bottom Drive
                                       Norcross, Georgia 30092

                                       With a copy to:

                                       ----------------------------------------

                                       ----------------------------------------

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

                    SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT

                                       Name of Stockholder:

                                       ALTA COMMUNICATIONS VI, L.P.

                                       By: Altal Communications VI Management
                                           Partners, L.P.
                                           Its: General Partner



                                           By: /s/ Eileen McCarthy
                                              ---------------------------------
                                              Eileen McCarthy
                                              Its: General Partner

                                           Number of Subject Shares owned as of
                                           January 10, 2002 and subject to the
                                           Stockholders' Agreement:

                                           169,642 shares of Common Stock

                                           Notice Address:

                                           ------------------------------------

                                           ------------------------------------

                                           ------------------------------------

                                           With a copy to:

                                           ------------------------------------

                                           ------------------------------------

                                           ------------------------------------

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

                    SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT

                                       Name of Stockholder:

                                       NASSAU CAPITAL PARTNERS III, L.P.

                                       By: Nassau Capital, L.L.C.
                                           Its: General Partner



                                           By: /s/ Randall A. Hack
                                              ---------------------------------
                                              Randall A. Hack
                                              Its: Member

                                           Number of Subject Shares owned as of
                                           January 10, 2002 and subject to the
                                           Stockholders' Agreement:

                                           82,081 shares of Common Stock

                                           Notice Address:

                                           Nassau Capital L.L.C.
                                           22 Chambers Street
                                           Princeton, NJ 08542

                                           With a copy to:

                                           ------------------------------------

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